Calculation of Filing Fee Tables
S-3
BYLINE BANCORP, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[7]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable in respect thereof as a result of stock splits, stock dividends or similar transactions. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are offered in units. Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary shares will be distributed to those persons purchasing such interests and such shares of preferred stock will be issued to the depositary under the deposit agreement. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date